SUMMIT PROPERTIES INC.
EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA
TABLE OF CONTENTS
___________________________________________________________________________________________________

Earnings Release	1

Statements of Earnings	5

Condensed Balance Sheets	6

Balance Sheet Statistics	7

Property Operating and Capital Expenditure Statistics	8

Non-GAAP Financial Measure Reconciliations	9

Same-Property Operating Statistics	10

Completed Communities	12

Communities Under Construction	14

Footnotes	15

NOTE: This release, including its supplement, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements which are predictions of, or indicate future events and trends and which do not relate solely to historical matters, including information concerning the Company’s future net income, FFO estimates, anticipated investment costs, anticipated construction completion and stabilization dates, expected market conditions and fundamentals, particularly in its largest market, Washington, DC, and other forecasts, are forward-looking statements. The Company’s actual results could differ materially from those set forth in the forward-looking statements. Factors that impact the Company’s ability to meet these forward-looking statements include, but are not limited to: national economic conditions and economic conditions in the Company’s markets; changes in job growth, household formation and population growth; changes in interest rates; uncertainties associated with the Company’s current real estate development activities, including actual costs exceeding the Company’s budgets and construction delays; the failure to sell properties on favorable terms, in a timely manner or at all; the failure to locate favorable investment opportunities in the Company’s markets; the impact of competition; the failure to obtain financing on favorable terms, in a timely manner, or at all; the effects of the Company’s accounting policies; and other factors discussed periodically in the Company’s reports filed with the Securities and Exchange Commission. The Company expressly disclaims any responsibility to update forward-looking statements.

SUMMIT PROPERTIES ANNOUNCES FOURTH QUARTER RESULTS
Texas Exit Completed; New Investments in Washington, D.C.

January 30, 2004 - Summit Properties Inc. (NYSE:SMT), a Real Estate Investment Trust headquartered in Charlotte, NC, today reported operating results for the quarter ended December 31, 2003.

Quarterly Results
Net income for the quarter ended December 31, 2003 was $9,998,000, or $0.34 per share, compared to $48,703,000, or $1.76 per share, for the quarter ended December 31, 2002 . The Company’s fourth quarter 2003 net income results include:
  Gains on asset sales of $10,516,000, or $0.35 per share, compared to gains on asset sales of $52,208,000, or $1.89 per share, for the fourth quarter of 2002;
  An impairment charge related to the sale of Summit Belcourt of $759,000, or $0.03 per share, with no similar charge for the fourth quarter of 2002; and
  A charge of $2,504,000, or $0.08 per share, related to the early extinguishment of debt associated with asset sales, compared to a charge of $208,000, or $0.01 per share, related to the early extinguishment of debt associated with asset sales for the fourth quarter of 2002.
Funds from Operations ("FFO") for the quarter ended December 31, 2003 were $12,992,000, or $0.39 per share, compared to $13,547,000, or $0.43 per share, for the quarter ended December 31, 2002. In accordance with new NAREIT guidance issued October 1, 2003, FFO for the fourth quarter of 2003 was reduced by the aforementioned impairment charge of $759,000. Excluding the impact of this new NAREIT guidance, FFO for the fourth quarter of 2003 would have been $13,751,000, or $0.42 per share. FFO, which is the primary earnings measure of the REIT industry, has been calculated as set forth in the attachments to this release. A reconciliation of net income to FFO on a historical and prospective basis is also provided in the attachments to this release.

Property revenue from same-property communities decreased 1.0 percent during the fourth quarter of 2003 and property operating expenses decreased 1.0 percent, leading to a 1.1 percent decrease in property operating income over the same period in 2002. Average physical occupancy at same-property communities was 94.0 percent during the fourth quarter of 2003 compared to 94.9 percent in the same period in 2002. Average rent per occupied apartment home at same-property communities decreased to $894 in the fourth quarter of 2003 from $911 during the same period in 2002, a 1.9 percent decrease. A reconciliation of net income to property operating income is provided in the attachments to this release.

"We have successfully completed our consolidation from twenty-two markets five years ago to five core markets today," said Steve LeBlanc, Summit’s President and Chief Executive Officer. "During the fourth quarter we sold our last assets in Texas and r e-deployed the capital into Summit Lansdowne, a luxury apartment community located in Washington, D.C. I believe this is a terrific move for the Company and our shareholders. Washington, D.C. is arguably one of the best apartment markets in the country and offers us outstanding long-term growth potential. Washington, D.C. now represents nearly one-third of our total rental revenues."

Year to Date Results
Net income for the year ended December 31, 2003 was $16,331,000, or $0.59, per share, compared to $91,688,000, or $3.33 per share, for the year ended December 31, 2002 . The Company’s full year 2003 net income results include:
  Gains on asset sales of $18,893,000, or $0.68 per share, compared to gains on asset sales of $83,693,000, or $3.04 per share, for 2002;
  An impairment charge related to the sale of Summit Belcourt of $759,000, or $0.03 per share, with no similar charge for 2002;

1

  A charge of $6,522,000, or $0.23 per share, related to the early extinguishment of debt associated with asset sales, compared to a charge of $208,000, or $0.01 per share, related to the early extinguishment of debt associated with asset sales for 2002;
  A charge of $827,000, or $0.03 per share, related to unamortized financing costs related to the Company’s termination of its unsecured line of credit, with no similar charge for 2002; and
  A charge of $2,963,000, or $0.11 per share, related to the excess of the redemption amount over the carrying amount when Summit Properties Partnership, L.P. redeemed all 3.4 million 8.95% Series B Cumulative Redeemable Perpetual Preferred Units ("Preferred Units"), with no similar charge for 2002 .

FFO for the year ended December 31, 2003 was $46,004,000, or $1.47 per share, compared to $60,426,000, or $1.94 per share, for the year ended December 31, 2002. Excluding the aforementioned charges related to the impairment charge for Summit Belcourt, the termination of the Company’s unsecured credit facility and the redemption of the Preferred Units, FFO for the year ended December 31, 2003 was $50,553,000, or $1.62 per share.

During 2003, property revenue from same-property communities decreased 2.9 percent while property operating expenses increased 2.2 percent, leading to a 5.3 percent decrease in property operating income compared to 2002. Average physical occupancy at same-property communities increased to 94.2 percent during 2003 from 93.5 percent in 2002. Average rent per occupied apartment home at same-property communities decreased to $899 in 2003 from $936 in 2002, a 4.0 percent decrease.

Investment Activities
The Company acquired one community during the fourth quarter of 2003. Summit Lansdowne, a luxury apartment community located within one of Washington, D.C.’s premier mixed-use planned neighborhoods, was purchased for $99.2 million. Summit Lansdowne was completed in 2002 and contains 690 apartment homes. It offers luxury amenities such as nine-foot ceilings, fireplaces, three resort-style pools, two fitness centers, a billiards room, and an executive business center. During the year ended December 31, 2003, the Company acquired two communities, totaling 1,095 apartment homes, for a total of $159.4 million.

The Company began construction of one new community during the fourth quarter of 2003. Summit Fairfax Corner, a luxury apartment community located in Fairfax Corner Town Center, a vibrant mixed-use development outside Washington, D.C., represents a total anticipated investment of $74.5 million. When completed, Summit Fairfax Corner will have 488 apartment homes and offer luxury amenities such as hardwood flooring, nine-foot ceilings, fireplaces, landscaped courtyards, structured parking, two pools and a billiards room. During the year ended December 31, 2003, the Company began construction on two new communities, totaling 660 apartment homes, with a total anticipated investment of $85.3 million.

As of December 31, 2003, the Company had three communities in lease-up. Summit Stockbridge, in Atlanta, Georgia, was 93.1 percent leased at the end of the year. Summit Silo Creek, in Washington, D.C., was 32.7 percent leased at the end of the year. Summit Reunion Park II, in Raleigh, North Carolina was 9.3 percent leased at the end of the year.

The Company achieved stabilization of one new community during the fourth quarter of 2003. Summit Brookwood, a luxury mid-rise apartment community located in the exclusive Buckhead neighborhood of Atlanta, was 93.0 percent occupied as of December 31, 2003. Summit Brookwood has 359 apartment homes and represents a total investment of $45.5 million. During the year ended December 31, 2003, the Company stabilized five new communities, totaling 1,419 apartment homes, and representing a total investment of $232.5 million.

The Company sold five communities during the fourth quarter of 2003. Summit Buena Vista, Summit Belcourt and Summit San Raphael, located in Dallas, Texas, and Summit Arboretum and Summit Las Palmas, located in Austin, Texas were sold for $131.9 million, which translates into an average capitalization rate of 6.3 percent based upon anticipated forward-looking twelve-month property operating income, calculated after capital expenditures. The sale of these five communities completed the Company’s strategic exit from Texas.

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During the year ended December 31, 2003, the Company sold eight luxury communities totaling 2,927 apartment homes. The total sales price for the Company’s 2003 dispositions was $215.2 million, which translates into an average capitalization rate of 6.4 percent based upon anticipated forward-looking twelve-month property operating income, calculated after capital expenditures.

Capital Markets Activities
During the fourth quarter of 2003, the Company sold 2.0 million shares of its common stock at a price of $23.61 per share, a 1.75 percent discount to the previous five days’ closing share price, generating net proceeds of $47.2 million. During the year ended December 31, 2003, the Company sold 4.3 million shares of its common stock generating net proceeds of approximately $97.3 million.

During the fourth quarter of 2003, the Company closed on a $50.0 million non-recourse mortgage. This mortgage has a six-year maturity and an interest rate of 4.17 percent. During the year ended December 31, 2003, the Company closed $143.9 million in non-recourse mortgages. The mortgages closed in 2003 have a weighted average maturity of 8.5 years and a weighted average interest rate of 4.73 percent.

During the year ended December 31, 2003, the Company redeemed all 3.4 million units of Summit Properties Partnership, L.P.’s 8.95% Series B Cumulative Redeemable Preferred Units.

During the year ended December 31, 2003, the Company closed a secured credit facility with a $200 million commitment. This new credit facility, which is secured by nine communities and matures in 2008, replaced the Company’s previous unsecured facility that was scheduled to mature in 2004.

Operating Outlook
Using the assumptions provided below, the Company expects net income of $1.57 to $3.43 per share and FFO of $1.50 to $1.68 per share for full year 2004.

Summit Properties Inc.
2004 Operating Outlook
As of January 30, 2004
(Dollars in thousands, except per share data)

2004 Estimate

Same-property revenues	-2.0 to 2.0%
Same-property operating expenses	3.0 to 4.0%
Same-property operating income	-3.0 to 1.0%

Investment spending	$100,000 to $350,000

Disposition proceeds	$150,000 to $250,000

Net income per share	$1.57 to $3.43
Add expected real estate depreciation per share	$1.09 to $1.09
Less expected gain on sale of real estate assets per share	($1.16) to ($2.84)
Funds from operations per share	$1.50 to $1.68

Conference Call
Summit will conduct a conference call today at 11:00 a.m. EST to discuss its operating results, business highlights and outlook. In addition, the Company may answer questions concerning business and financial developments and trends, the Company’s view on earnings forecasts and other business and financial matters affecting the Company, some of the responses to which may contain information that has not been previously disclosed.

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The number for the conference call is (719) 457-2621 , reservation code 209181 . A live webcast of the conference call will also be available on the investor relations page of the Company’s website. A replay of the call by telephone will be available for five days following the call at (719) 457-0820, reservation code 209181 . A replay of the call by webcast will be available for an extended period of time on the investor relations page of the Company’s website.

Summit Properties Inc. is a real estate investment trust that focuses on the operation, development, and acquisition of luxury apartment communities. As of December 31, 2003, the Company owned or held an ownership interest in 50 communities comprised of 15,301 apartment homes with an additional 1,687 apartment homes under construction in five new communities. For additional information, contact the Company at (704) 334-3000, email the Company at email@summitproperties.com, or visit the Company’s website at http://www.summitproperties.com .

# # #

Contact:  Steven R. LeBlanc, President and CEO
      Michael L. Schwarz, Executive Vice President and COO
      Gregg D. Adzema, Executive Vice President and CFO

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SUMMIT PROPERTIES INC.
STATEMENTS OF EARNINGS
(Dollars in thousands, except per share amounts)

	Three Months Ended			Year Ended
	December 31,			December 31,

	2003	2002	% Change	2003	2002	% Change

Revenues:
Property revenues:
Rental	$34,273	$30,467	12.5%	$130,658	$120,199	8.7%
Other	2,600	2,095	24.1%	9,636	8,701	10.7%

Total property revenues	36,873	32,562	13.2%	140,294	128,900	8.8%

Management fees - third party communities	147	160	-8.1%	618	787	-21.5%
Interest and other	304	893	-66.0%	2,642	2,716	-2.7%
Gain (loss) and interest income on compensation plans	136	(170)	180.0%	581	(101)	675.2%

Total revenues	37,460	33,445	12.0%	144,135	132,302	8.9%

Expenses:
Property operating	12,868	10,800	19.1%	48,303	41,442	16.6%
General and administrative	1,907	1,929	-1.1%	7,213	6,001	20.2%
Property Management - owned communities	1,140	1,387	-17.8%	5,026	4,240	18.5%
Property Management - third party communities	139	169	-17.8%	614	518	18.5%
Liability adjustment and gain (loss) on compensation plans	136	(170)	180.0%	581	(101)	675.2%
Depreciation and amortization	9,774	8,308	17.6%	36,645	30,553	19.9%
Interest	7,364	6,369	15.6%	27,540	27,993	-1.6%
Deferred financing cost amortization	339	360	-5.8%	2,264	1,326	70.7%

Total expenses	33,667	29,152	15.5%	128,186	111,972	14.5%

Income from continuing operations before
unconsolidated real estate joint ventures, gain (loss) on sale of real estate assets, dividends to preferred unitholders and minority interest of common unitholders	3,793	4,293	-11.6%	15,949	20,330	-21.5%

Gain (loss) on unconsolidated real estate joint ventures	(57)	4	-1525.0%	(326)	(49)	-565.3%

Income from continuing operations before
gain (loss) on sale of real estate assets, dividends to preferred unitholders and minority interest of common unitholders	3,736	4,297	-13.1%	15,623	20,281	-23.0%

Gain on sale of real estate assets	73	-	0.0%	73	13,831	-99.5%
Gain (loss) on sale of real estate assets - joint ventures	-	(469)	-100.0%	-	4,955	-100.0%
Loss from early extinguishment of debt	-	(103)	100.0%	-	(103)	100.0%
Dividends to preferred unitholders in Operating Partnership	(1,203)	(3,105)	-61.3%	(13,269)	(12,420)	6.8%
Minority interest of common unitholders in Operating Partnership	(296)	(70)	322.9%	(344)	(3,032)	-88.7%

Income from continuing operations	2,310	550	320.0%	2,083	23,512	-91.1%

Discontinued operations (1):
Income from discontinued operations (2)	1,444	2,355	-38.7%	4,421	12,268	-64.0%
Gain on disposition of discontinued operations	10,443	52,208	-80.0%	18,820	64,907	-71.0%
Impairment loss on discontinued operations	(759)	-	-100.0%	(759)	-	-100.0%
Loss from early extinguishment of debt associated with asset sales	(2,504)	(208)	-1103.8%	(6,522)	(208)	3035.6%
Minority interest of common unitholders in Operating Partnership	(936)	(6,202)	84.9%	(1,712)	(8,791)	-80.5%

Total discontinued operations	7,688	48,153	-84.0%	14,248	68,176	-79.1%

Net income	$9,998	$48,703	-79.5%	$16,331	$91,688	-82.2%

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	29,365,213	27,581,290	6.5%	27,621,568	27,385,051	0.9%

Diluted	29,638,786	27,617,001	7.3%	27,770,642	27,555,574	0.8%

PER SHARE DATA - DILUTED
Income from continuing operations	$0.08	$0.02	300.0%	$0.08	$0.85	-90.6%

Discontinued operations (1)	$0.26	$1.74	-85.1%	$0.51	$2.47	-79.4%

Net income	$0.34	$1.76	-80.7%	$0.59	$3.33	-82.3%

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SUMMIT PROPERTIES INC.
CONDENSED BALANCE SHEETS
(Dollars in thousands)

	December 31,	December 31,
	2003	2002

ASSETS
Operating real estate assets	$1,283,357	$1,050,340
Accumulated depreciation	(174,500)	(138,557)

Net operating real estate assets	1,108,857	911,783

Operating real estate assets - assets held for sale	-	220,592
Accumulated depreciation - assets held for sale	-	(25,362)

Net operating real estate assets - assets held for sale	-	195,230

Communities under construction	210,313	139,263

Net real estate assets	1,319,170	1,246,276

Cash and cash equivalents	4,095	65,517
Other assets	26,999	36,739
Other assets - assets held for sale	-	717

Total assets	$1,350,264	$1,349,249

LIABILITIES AND STOCKHOLDERS' EQUITY
Variable rate tax-exempt mortgage	$10,345	$10,565
Variable rate mortgage	6,900	6,900
Variable rate credit facility	119,000	144,000
Variable rate construction loan	33,345	-

Total variable rate debt	169,590	161,465

Fixed rate mortgages	332,569	190,289
Fixed rate mortgages - assets held for sale	-	77,982
Fixed rate senior unsecured debt	220,000	267,000

Total fixed rate debt	552,569	535,271

Total debt before hedge adjustments	722,159	696,736

Fair value adjustment of hedged debt instruments	3,993	5,720

Total debt	726,152	702,456

Other liabilities	50,321	62,917
Other liabilities - assets held for sale	-	473

Total liabilities	776,473	765,846

Minority interest of preferred unitholders	53,544	136,261
Equity including other minority interest	520,247	447,142

Total liabilities and stockholders' equity	$1,350,264	$1,349,249

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SUMMIT PROPERTIES INC.
BALANCE SHEET STATISTICS
(Dollars in thousands)

	December 31,	December 31,
	2003	2002

WEIGHTED AVERAGE INTEREST RATE
Variable rate tax-exempt mortgage	2.55%	2.90%
Variable rate mortgage	3.03%	3.49%
Variable rate credit facility	1.99%	2.69%
Variable rate construction loan	3.20%	-

Total variable rate debt	2.16%	2.74%

Fixed rate mortgages	6.62%	7.03%
Fixed rate senior unsecured debt	7.34%	7.34%

Total fixed rate debt	6.96%	7.18%

Total debt	5.85%	6.23%

WEIGHTED AVERAGE MATURITY (YEARS) (3)
Variable rate tax-exempt mortgage	3.3	4.3
Variable rate mortgage	1.6	2.6

Total variable rate debt	2.6	3.6

Fixed rate mortgages	7.0	5.3
Fixed rate senior unsecured debt	3.5	3.9

Total fixed rate debt	5.6	4.6

Total debt	5.5	4.6

LEVERAGE STATISTICS
Total debt before hedge adjustments	$722,159	$696,736

Minority interest of preferred unitholders	$53,544	$136,261

Total assets	$1,350,264	$1,349,249
Accumulated depreciation	174,500	163,919

Total undepreciated assets	$1,524,764	$1,513,168

Total debt before hedge adjustments
to total undepreciated assets	47%	46%

Total debt before hedge adjustments and minority
interest of preferred unitholders to total undepreciated assets	51%	55%

Total shares and units outstanding	34,739,025	30,980,526

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SUMMIT PROPERTIES INC.
PROPERTY OPERATING AND
CAPITAL EXPENDITURE STATISTICS
(Dollars in thousands)

	Three Months Ended			Year Ended
	December 31,			December 31,

PROPERTY OPERATING STATISTICS (4)	2003	2002	% Change	2003	2002	% Change

Property revenues (continuing and discontinued operations, see (1) and (2)):
Same-property communities	$26,393	$26,669	-1.0%	$106,047	$109,226	-2.9%
Stabilized development communities	4,086	4,441	-8.0%	16,947	16,477	2.9%
Acquisition communities	1,592	-	100.0%	3,991	-	100.0%
Communities in lease-up	4,801	1,452	230.6%	13,307	2,436	446.3%
Disposition communities	3,049	9,462	-67.8%	20,033	45,340	-55.8%

Total property revenues	39,921	42,024	-5.0%	160,325	173,479	-7.6%

Property operating expenses (continuing and discontinued operations, see (1) and (2)):
Same-property communities	8,668	8,755	-1.0%	35,131	34,358	2.2%
Stabilized development communities	1,594	1,526	4.5%	6,229	5,839	6.7%
Acquisition communities	792	-	100.0%	1,866	-	100.0%
Communities in lease-up	1,814	520	248.8%	5,076	980	418.0%
Disposition communities	1,441	3,388	-57.5%	8,447	16,384	-48.4%

Total property operating expenses	14,309	14,189	0.8%	56,749	57,561	-1.4%

Property operating income (continuing and discontinued operations, see (1) and (2)):
Same-property communities	17,725	17,914	-1.1%	70,916	74,868	-5.3%
Stabilized development communities	2,492	2,915	-14.5%	10,718	10,638	0.8%
Acquisition communities	800	-	100.0%	2,125	-	100.0%
Communities in lease-up	2,987	932	220.5%	8,231	1,456	465.3%
Disposition communities	1,608	6,074	-73.5%	11,586	28,956	-60.0%

Total property operating income	$25,612	$27,835	-8.0%	$103,576	$115,918	-10.6%

CAPITAL EXPENDITURES (5)
Recurring capital expenditures	$1,225	$1,371	-10.6%	$5,542	$4,530	22.3%
Non-recurring capital expenditures	239	31	671.0%	1,256	1,088	15.4%

Total capital expenditures	$1,464	$1,402	4.4%	$6,798	$5,618	21.0%

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SUMMIT PROPERTIES INC.
NON-GAAP FINANCIAL MEASURE
RECONCILIATIONS
(Dollars in thousands)

	Three Months Ended			Year Ended
	December 31,			December 31,

	2003	2002	% Change	2003	2002	% Change

FUNDS FROM OPERATIONS (6)
Net income	$9,998	$48,703	-79.5%	$16,331	$91,688	-82.2%
Real estate depreciation	9,583	9,905	-3.3%	39,225	39,281	-0.1%
Real estate depreciation from unconsolidated joint ventures	191	198	-3.5%	763	1,119	-31.8%
Net gain on sale of real estate assets	(10,516)	(52,208)	-79.9%	(18,893)	(78,738)	-76.0%
Net loss (gain) on sale of real estate assets - joint ventures	-	469	-100.0%	-	(4,955)	-100.0%
Loss from early extinguishment of debt associated with asset sales	2,504	208	1103.8%	6,522	208	3035.6%
Minority interest of common unitholders in Operating Partnership	1,232	6,272	-80.4%	2,056	11,823	-82.6%

Funds from operations	$12,992	$13,547	-4.1%	$46,004	$60,426	-23.9%

WEIGHTED AVERAGE SHARES/UNITS OUTSTANDING
Basic	32,769,098	31,125,756	5.3%	31,118,929	30,936,881	0.6%

Diluted	33,042,671	31,161,467	6.0%	31,268,003	31,107,404	0.5%

PER SHARE DATA - DILUTED
Funds from operations (6)	$0.39	$0.43	-9.3%	$1.47	$1.94	-24.2%

NET INCOME TO PROPERTY OPERATING INCOME (7)
Net income	$9,998	$48,703	-79.5%	$16,331	$91,688	-82.2%
Management fees - third party communities	(147)	(160)	-8.1%	(618)	(787)	-21.5%
Interest and other income	(304)	(893)	-66.0%	(2,642)	(2,716)	-2.7%
General and administrative	1,907	1,929	-1.1%	7,213	6,001	20.2%
Property Management - owned communities	1,140	1,387	-17.8%	5,026	4,240	18.5%
Property Management - third party communities	139	169	-17.8%	614	518	18.5%
Depreciation and amortization (continuing and discontinued operations)	9,873	10,491	-5.9%	40,319	40,234	0.2%
Interest and deferred financing cost amortization (continuing and discontinued operations)	7,767	8,264	-6.0%	33,294	35,830	-7.1%
Loss (gain) on unconsolidated real estate joint ventures	57	(4)	-1525.0%	326	49	565.3%
Dividends to preferred unitholders in Operating Partnership	1,203	3,105	-61.3%	13,269	12,420	6.8%
Minority interest of common unitholders in Operating Partnership	1,232	6,272	-80.4%	2,056	11,823	-82.6%
Gain on sale of real estate assets - continuing operations	(73)	-	100.0%	(73)	(13,831)	-99.5%
Gain on disposition of discontinued operations	(10,443)	(52,208)	-80.0%	(18,820)	(64,907)	-71.0%
Impairment loss on discontinued operations	759	-	-100.0%	759	-	-100.0%
Loss (gain) on sale of real estate assets - joint ventures	-	469	100.0%	-	(4,955)	-100.0%
Loss from early extinguishment of debt	-	103	100.0%	-	103	100.0%
Loss from early extinguishment of debt associated with asset sales	2,504	208	1103.8%	6,522	208	3035.6%

Total property operating income	$25,612	$27,835	-8.0%	$103,576	$115,918	-10.6%

	Guidance Range

FORECASTED FUNDS FROM OPERATIONS PER SHARE (6)	Low End	High End

Forecasted net income	$1.57	$3.43
Add expected real estate depreciation	1.09	1.09
Less expected gain on sale of real estate assets	(1.16)	(2.84)

Forecasted funds from operations	$1.50	$1.68

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SUMMIT PROPERTIES INC.
SAME-PROPERTY OPERATING STATISTICS
YEAR-OVER-YEAR
(Dollars in thousands)

	Three Months Ended December 31,

	Number of	Property Revenues			Property Operating Expenses
	Apartment
Markets	Homes	2003	2002	% Change	2003	2002	% Change

Washington, D.C.	2,301	$ 7,731	$ 7,554	2.3%	$ 1,953	$ 1,967	-0.7%
Charlotte, NC	1,901	4,341	4,334	0.2%	1,491	1,682	-11.4%
Southeast Florida	1,715	5,731	5,726	0.1%	2,179	1,935	12.6%
Orlando, FL	270	656	672	-2.4%	268	243	10.3%
Raleigh, NC	1,824	3,587	3,748	-4.3%	1,217	1,244	-2.2%
Atlanta, GA	1,854	4,347	4,635	-6.2%	1,560	1,684	-7.4%

Total Same-Property	9,865	$ 26,393	$ 26,669	-1.0%	$ 8,668	$ 8,755	-1.0%

[Continued from above table, first column(s) repeated]

	Number of	Property Operating Income (4)			Average Physical Occupancy
	Apartment
Markets	Homes	2003	2002	% Change	2003	2002	Change

Washington, D.C.	2,301	$ 5,778	$ 5,587	3.4%	94.9%	95.3%	-0.4%
Charlotte, NC	1,901	2,850	2,652	7.5%	94.5%	93.6%	0.9%
Southeast Florida	1,715	3,552	3,791	-6.3%	95.8%	96.1%	-0.3%
Orlando, FL	270	388	429	-9.6%	95.3%	97.7%	-2.4%
Raleigh, NC	1,824	2,370	2,504	-5.4%	91.6%	94.5%	-2.9%
Atlanta, GA	1,854	2,787	2,951	-5.6%	92.7%	94.7%	-2.0%

Total Same-Property	9,865	$ 17,725	$ 17,914	-1.1%	94.0%	94.9%	-0.9%

	Year Ended December 31,

	Number of	Property Revenues			Property Operating Expenses
	Apartment
Markets	Homes	2003	2002	% Change	2003	2002	% Change

Orlando, FL	270	$ 2,660	$ 2,657	0.1%	$ 1,054	$ 992	6.3%
Washington, D.C.	2,301	30,874	30,902	-0.1%	8,123	8,025	1.2%
Southeast Florida	1,715	22,746	22,803	-0.2%	8,092	7,488	8.1%
Charlotte, NC	1,901	17,395	17,968	-3.2%	6,406	6,609	-3.1%
Raleigh, NC	1,824	14,826	15,739	-5.8%	5,032	4,873	3.3%
Atlanta, GA	1,854	17,546	19,157	-8.4%	6,424	6,371	0.8%

Total Same-Property	9,865	$ 106,047	$ 109,226	-2.9%	$ 35,131	$ 34,358	2.2%

[Continued from above table, first column(s) repeated]

	Number of	Property Operating Income (4)			Average Physical Occupancy
	Apartment
Markets	Homes	2003	2002	% Change	2003	2002	Change

Orlando, FL	270	$ 1,606	$ 1,665	-3.5%	96.1%	94.7%	1.4%
Washington, D.C.	2,301	22,751	22,877	-0.6%	95.1%	94.3%	0.8%
Southeast Florida	1,715	14,654	15,315	-4.3%	95.2%	94.6%	0.6%
Charlotte, NC	1,901	10,989	11,359	-3.3%	94.5%	92.9%	1.6%
Raleigh, NC	1,824	9,794	10,866	-9.9%	93.9%	92.9%	1.0%
Atlanta, GA	1,854	11,122	12,786	-13.0%	92.0%	92.8%	-0.8%

Total Same-Property	9,865	$ 70,916	$ 74,868	-5.3%	94.2%	93.5%	0.7%

10

SUMMIT PROPERTIES INC.
SAME-PROPERTY OPERATING STATISTICS
SEQUENTIAL
(Dollars in thousands)

		Three Months Ended

		Property Revenues			Property Operating Expenses
	Number of
	Apartment	December 31,	September 30,		December 31,	September 30,
Markets	Homes	2003	2003	% Change	2003	2003	% Change

Southeast Florida	1,715	$ 5,731	$ 5,704	0.5%	$ 2,179	$ 1,982	9.9%
Charlotte, NC	1,901	4,341	4,365	-0.5%	1,491	1,666	-10.5%
Atlanta, GA	1,854	4,347	4,379	-0.7%	1,560	1,722	-9.4%
Washington, D.C.	2,301	7,731	7,818	-1.1%	1,953	2,081	-6.2%
Orlando, FL	270	656	667	-1.6%	268	247	8.5%
Raleigh, NC	1,824	3,587	3,702	-3.1%	1,217	1,330	-8.5%

Total Same-Property	9,865	$ 26,393	$ 26,635	-0.9%	$ 8,668	$ 9,028	-4.0%

[Continued from above table, first column(s) repeated]

		Property Operating Income (4)			Average Physical Occupancy
	Number of
	Apartment	December 31,	September 30,		December 31,	September 30,
Markets	Homes	2003	2003	% Change	2003	2003	Change

Southeast Florida	1,715	$ 3,552	$ 3,722	-4.6%	95.8%	95.7%	0.1%
Charlotte, NC	1,901	2,850	2,699	5.6%	94.5%	95.5%	-1.0%
Atlanta, GA	1,854	2,787	2,657	4.9%	92.7%	91.5%	1.2%
Washington, D.C.	2,301	5,778	5,737	0.7%	94.9%	95.5%	-0.6%
Orlando, FL	270	388	420	-7.6%	95.3%	96.2%	-0.9%
Raleigh, NC	1,824	2,370	2,372	-0.1%	91.6%	93.3%	-1.7%

Total Same-Property	9,865	$ 17,725	$ 17,607	0.7%	94.0%	94.4%	-0.4%

11

SUMMIT PROPERTIES INC.
COMPLETED COMMUNITIES

							Average
							Monthly
						Average	Rent per
						Physical	Occupied
				Average		Occupancy	Apartment
		Number of	Year	Apartment		Percentage	Home
Market Area/Community (8)	Location	Apartments	Completed	Size (sq ft	)	4Q 2003	4Q 2003

SAME-PROPERTY COMMUNITIES
ATLANTA
Summit Club at Dunwoody	Atlanta, GA	324	1997	1,007		92.4	784
Summit Deer Creek	Atlanta, GA	292	2000	1,187		90.2	802
Summit Glen	Atlanta, GA	242	1992	983		90.9	764
Summit on the River	Atlanta, GA	352	1997	1,103		92.3	783
Summit St. Clair	Atlanta, GA	336	1997	969		93.8	871
Summit Sweetwater	Atlanta, GA	308	2000	1,151		96.1	707

Total / weighted average		1,854	1997	1,067		92.7	787

CHARLOTTE
Summit Ballantyne	Charlotte, NC	400	1998	1,053		92.6	750
Summit Crossing	Charlotte, NC	128	1985	978		96.4	588
Summit Fairview	Charlotte, NC	135	1983	1,036		92.1	668
Summit Foxcroft	Charlotte, NC	156	1979	940		95.4	605
Summit Grandview	Charlotte, NC	266	2000	1,145		92.9	1,106
Summit Norcroft	Charlotte, NC	216	1997	1,126		94.1	689
Summit Sedgebrook	Charlotte, NC	368	1999	1,017		97.0	673
Summit Simsbury	Charlotte, NC	100	1985	874		94.7	657
Summit Touchstone	Charlotte, NC	132	1986	899		96.5	622

Total / weighted average		1,901	1994	1,032		94.5	736

ORLANDO
Summit Hunter's Creek	Orlando, FL	270	2000	1,082		95.3	783

Total / weighted average		270	2000	1,082		95.3	783

RALEIGH
Reunion Park by Summit	Raleigh, NC	248	2000	941		89.9	612
Summit Governor's Village	Raleigh, NC	242	1999	1,134		93.0	796
Summit Highland	Raleigh, NC	172	1987	986		95.8	597
Summit Lake	Raleigh, NC	446	1999	1,075		90.3	694
Summit Square	Raleigh, NC	362	1990	925		89.6	621
Summit Westwood	Raleigh, NC	354	1999	1,112		93.3	679

Total / weighted average		1,824	1996	1,034		91.6	670

SOUTH FLORIDA
Summit Aventura	Aventura, FL	379	1995	1,106		97.0	1,129
Summit Del Ray	Delray Beach, FL	252	1993	968		93.3	843
Summit Doral	Miami, FL	260	1999	1,172		95.0	1,247
Summit Plantation	Plantation, FL	502	1997	1,152		95.9	1,071
Summit Portofino	Broward County, FL	322	1995	1,307		96.6	1,041

Total / weighted average		1,715	1996	1,147		95.8	1,072

WASHINGTON, D.C.
Summit Ashburn Farm	Loudon County, VA	162	2000	1,061		95.1	1,104
Summit Belmont	Fredricksburg, VA	300	1987	881		97.3	854
Summit Fair Lakes	Fairfax, VA	530	1999	996		93.3	1,246
Summit Fair Oaks	Fairfax, VA	246	1990	938		94.6	1,082
Summit Largo	Largo, MD	219	2000	1,042		95.6	1,303
Summit Reston	Reston, VA	418	1987	854		95.4	1,080
Summit Russett	Laurel, MD	426	2000	1,025		94.7	1,164

Total / weighted average		2,301	1995	963		94.9	1,128

Total / weighted average of
Same-property communities		9,865	1996	1,044		94.0	884

12

STABILIZED DEVELOPMENT COMMUNITIES
Summit Lenox	Atlanta, GA	431	1965	963	89.4	830
Summit Peachtree City	Atlanta, GA	399	2001	1,026	89.8	737
Summit Shiloh	Atlanta, GA	232	2002	1,151	95.0	786
Summit Crest	Raleigh, NC	438	2001	1,129	91.5	747
Summit Overlook	Raleigh, NC	320	2001	1,056	92.6	814

Total / weighted average		1,820	1992	1,057	91.3	781

ACQUISITION COMMUNITIES
Summit Brickell	Miami, FL	405	2003	937	96.1	1,221
Summit Lansdowne (9)	Washington, D.C.	690	2002	1,006	N/A	N/A

Total / weighted average		1,095	2003	981	96.1	1,221

Total / weighted agerage of
Stabilized communities		12,780	1996	1,041	93.7	880

COMMUNITIES IN LEASE -UP
Summit Brookwood	Atlanta, GA	359	2002	906	93.6	900
Summit Stockbridge	Atlanta, GA	304	2003	1,009	85.8	742
Summit Valleybrook	Philadelphia, PA	352	2002	992	93.1	1,117
Summit Grand Parc	Washington, D.C.	105	2002	904	96.8	1,367
Summit Roosevelt	Washington, D.C.	198	2003	856	98.1	1,801

Total / weighted average		1,318	2002	945	92.6	1,094

GRAND TOTAL OF ALL COMMUNITIES		14,098	1997	1,032	93.5	901

13

SUMMIT PROPERTIES INC.
COMMUNITIES UNDER CONSTRUCTION
(Dollars in thousands)

						Apartment
						Homes
	Number of			Anticipated		Leased as of
	Apartment	Budgeted	Costs	Construction	Anticipated	December 31,
	Homes	Costs	to Date	Completion	Stabilization	2003

COMMUNITIES IN LEASE UP
Summit Reunion Park II - Raleigh, NC	172	$10,800	$9,354	Q1 2004	Q3 2004	9.3%
Summit Silo Creek - Washington, D.C.	284	41,700	36,233	Q2 2004	Q4 2004	32.7%
Total	456	52,500	45,587

COMMUNITIES NOT YET IN LEASE UP
Summit Brickell View - Miami, FL	323	74,000	64,931	Q4 2004	Q4 2005
Summit Las Olas - Ft. Lauderdale, FL	420	73,700	66,889	Q4 2004	Q1 2006
Summit Fairfax Corner - Washington, D.C.	488	74,500	20,452	Q4 2006	Q2 2007

Total	1,231	222,200	152,272

LAND AND OTHER CONSTRUCTION COSTS	-	-	12,454

Total Communities under construction	1,687	$274,700	$210,313

14

1.  We adopted Statement of Financial Accounting Standards (SFAS) No. 144 on January 1, 2002. SFAS No. 144 requires that the operating results of communities held for sale, as well as those sold, be included in discontinued operations in the statements of earnings prospectively from the date of adoption for all periods presented. During the year ended December 31, 2003, we sold eight communities and as of December 31, 2003, none of our communities met the held for sale criteria in SFAS No. 144. Discontinued operations for the three months and year ended December 31, 2003 and 2002 includes the eight communities to which reference is made above and also includes seven of the eight communities sold during the year ended December 31, 2002.

2.  Income from discontinued operations for the three months and year ended December 31 consists of the following (in thousands):

	2003	2002	2003	2002

Property revenues	$3,049	$9,462	$20,033	$44,578
Property operating expenses	(1,441)	(3,388)	(8,447)	(16,119)
Depreciation	(99)	(2,183)	(3,675)	(9,681)
Interest and amortization	(65)	(1,536)	(3,490)	(6,510)

Income from discontinued operations	$1,444	$2,355	$4,421	$12,268

3.  Weighted average maturity excludes the credit facility and construction loan.

4.   A reconciliation of net income to property operating income is available on the Non-GAAP Financial Measure Reconciliations page.

5.  Recurring capital expenditures consist primarily of exterior painting, new appliances, vinyl flooring, blinds, tile, wallpaper and carpet. Non-recurring capital expenditures consist primarily of major renovations and upgrades of apartment homes.

6.  Funds from Operations ("FFO"), as defined by the National Association of Real Estate Investment Trusts ("NAREIT"), represents net income (loss) excluding gains from sales of property and extraordinary items, plus depreciation of real estate assets, and after adjustments for unconsolidated partnerships and joint ventures, all determined on a consistent basis in accordance with accounting principles generally accepted in the United States of America ("GAAP"). Effective January 1, 2003, we no longer add back impairment losses when calculating FFO pursuant to NAREIT's clarified FFO definition.  Debt extinguishment costs which are recorded in discontinued operations because they were incurred directly as a result of the sale of a community are not specifically addressed by the NAREIT definition. Because of the limitations of the NAREIT FFO definition, we have made an interpretation in applying the definition to maintain consistent treatment with previous years' results. We include such debt extinguishment costs as a component of the community's total gain and, therefore, exclude them in the calculation of FFO. These costs were $6.5 million, or $0.21 FFO per share, for the year ended December 31, 2003. We believe that this interpretation is consistent with NAREIT's definition. Pursuant to new accounting literature, FFO for 2002 has been adjusted to include debt extinguishment costs related to the loss from early exinguishment of debt that were not associated with an asset sale.   Our methodology for computing FFO may differ from the methodologies utilized by other real estate companies and, accordingly, may not be comparable to other real estate companies. FFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of financial performance or to cash flows from operating activities (determined in accordance with GAAP) as a measure of liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make dividend or distribution payments. We believe that FFO is helpful to investors as a measure of the performance of an equity REIT because, along with cash flows from operating activities, financing activities and investing activities, it provides investors with an understanding of our ability to incur and service debt and to make capital expenditures. The denominator for FFO per share is diluted weighted average shares/units outstanding.

7.  We evaluate community performance based on growth of property operating income, which is defined as rental and other property revenues less property operating expenses. We believe that property operating income is a meaningful measure for an investor’s analysis of community performance as it represents the most consistent, comparable operating performance among our communities. Depreciation is a fixed cost not controllable by our property management staff and not all communities are encumbered by financing instruments. Property operating income does not include any allocation of corporate overhead. You should not consider property operating income as an alternative to net income (determined in accordance with GAAP) as an indication of our financial performance or as an alternative to cash flows from operating activities (determined in accordance with GAAP), as a measure of our liquidity. Our calculation of property operating income may differ from the methodology and definition used by other apartment companies, and accordingly, may not be comparable to similarly entitled measures used by other apartment companies. We use capitalization rates based upon forward twelve-month property operating income as a measure of the current market valuation of a property. These capitalization rates should not be considered as a measure of performance.

8.  This table does not include unconsolidated joint ventures.

9.  Summit Lansdowne was purchased on December 31, 2003. As a result, average physical occupancy and average rental revenue were not available.

15